Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Vintage Wine Estates, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value per share	Other	37,405,239	$2.96	$110,719,507.00	$110.20 per $1,000,000	$12,201.29
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$110,719,507.00		$12,201.29
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$12,201.29

(1)

Represents 37,405,239 shares of the Registrant’s common stock, no par value per share (“Common Stock”), consisting of (i) 31,837,181 shares of Common Stock issued in connection with the transactions (as defined in the registration statement to which this exhibit is attached) that are currently issued and outstanding and (ii) up to 5,568,058 shares of Common Stock to be issued in connection with the transactions if certain Common Stock closing price thresholds are met. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit is attached also covers such an indeterminate amount of shares of Common Stock as may become issuable to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of Common Stock is $2.96, which is the average of the high and low sales prices of shares of Common Stock on the Nasdaq Global Market on October 27, 2022.